EXHIBIT A

Rule 0-2(d) Verification

The undersigned, being duly deposed and sworn, deposes and states that he has duly executed the attached the Application for an Exemptive Order on October 22, 2012 for and on behalf of Lincoln Variable Insurance Products Trust and Lincoln Advisors Trust (collectively, the “Trusts”); that he is the President of the Trusts and that all actions by trustees, officers, and other persons necessary to authorize deponent to execute and file such instrument have been taken. Deponent further states that he is familiar with such instrument, the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

/s/ Daniel R. Hayes Name: Daniel R. Hayes Title: President

Subscribed and sworn before me, a notary public, this 22nd day of October, 2012.

/s/ Maureen A. Cullen
Maureen A. Cullen, Notary Public

My Commission Expires:

9/13/2016

A-1

Rule 0-2(d) Verification

The undersigned, being duly deposed and sworn, deposes and states that he has duly executed the attached Application for an Exemptive Order on October 22, 2012 for and on behalf of Lincoln Investment Advisors Corporation (“LIA”); that he is the President of LIA and that all actions by directors, officers, and other persons necessary to authorize deponent to execute and file such instrument have been taken. Deponent further states that he is familiar with such instrument, the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

/s/ Daniel R. Hayes Name: Daniel R. Hayes Title: President

Subscribed and sworn before me, a notary public, this 22nd day of October, 2012.

/s/ Maureen A. Cullen
Maureen A. Cullen, Notary Public

My Commission Expires:

9/13/2016

A-2